EXHIBIT (10) (l)

                                                                  March 27, 1996

IGI, Inc. and Subsidiaries
Wheat Road and Lincoln Avenue
Buena, New Jersey  08310

                  Re:      First Amendment to Second Amended
                           and Restated Loan Agreement

Dear Sirs:

         Reference is made to the Second Amended and Restated Loan Agreement, dated as of December 13, 1995, by and among Fleet Bank-NH, Mellon Bank, N.A., and IGI, Inc. and certain of its subsidiaries (the "Loan Agreement"). All capitalized terms used herein without definition have the respective meanings ascribed to them in the Loan Agreement.

         This will confirm our agreement to grant a one-time covenant waiver under the Loan Agreement, to amend the Loan Agreement, and to clarify the application of certain provisions thereof, as follows:

         1. Certain Waiver. By their execution and delivery hereof, the Lenders hereby permanently waive, as of December 31, 1995, compliance with the minimum Current Ratio covenant pursuant to Section 5.09A of the Loan Agreement. Such waiver shall only be applicable in this specific instance and for the specific date, and shall not be deemed a waiver (or an agreement to grant a waiver) with respect to any other covenant or for any other time period.

         2. Certain Amendment. Section 5.09A of the Loan Agreement is hereby amended so as to read in full as follows:

          "Section 5.09A. Current Ratio. As at the end of each quarter of each Fiscal Year commencing with the quarter ending March 31, 1996, maintain a Current Ratio of not less than 1.10 to 1."

         3. Certain Clarification. In all calculations of Operating Income for the Fiscal Year ended December 31, 1995 and each quarter therein, the Borrowers' loss from discontinued operations shall constitute an item of "other expense" within clause (d) of the definition of Operating Income contained in Section
1.01 of the Loan Agreement.

         Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement shall remain unmodified and in full force and effect.

         Kindly confirm the Borrowers' agreement to the foregoing by countersigning a counterpart copy of this letter in the spaces provided below.

                                           Very truly yours,

                                           FLEET BANK-NH

                                           By:__________________________________

                                           MELLON BANK, N.A.

                                           By:__________________________________

Acknowledged, Confirmed
and Agreed to:

IGI, INC.

By:_______________________________

IGEN, INC.

By:_______________________________

IMMUNOGENETICS, INC.

By:_______________________________

BLOOD CELLS, INC.

By:_______________________________